Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

WASTE SERVICES, INC.

[            ], 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at www.wasteservicesinc.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

00030300000000000000 8	043010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.

Adoption of the Agreement and Plan of Merger dated as of November 11, 2009 among Waste Services, Inc., IESI-BFC Ltd. and IESI-BFC Merger Sub, Inc., as more particularly described in the accompanying Proxy Statement.

		☐	☐	☐

2.	Approval of the adjournment or postponement of the Meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of adoption of the Agreement and Plan of Merger.	☐	☐	☐

The proxyholder may, in their discretion, vote on amendments or variations to matters identified in the Notice of Special Meeting on such other matters which may property come before the Meeting or any adjournment thereof.

This Proxy supersedes and revokes any proxy previously given in respect of the Meeting.

IF THIS PROXY IS NOT DATED IN THE SPACE BELOW, IT IS DEEMED TO BE DATED ON THE DATE WHICH IT IS MAILED.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2. If any other matters properly come before the Meeting or any adjournment(s) thereof, the persons named in this proxy will vote in their discretion.

To be effective, a proxy must be received by no later than 11:59 p.m. Eastern Time on [  ], [  ], 2010 or in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the date to which the Meeting is adjourned.

Complete, date and sign this form and send it in the enclosed envelope to American Stock Transfer & Trust Company at 620 - 15th Avenue, 3rd Floor, Brooklyn, New York 11219, Facsimile Number: 718-921-8387

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder _______________	Date: ________	Signature of Stockholder _____________	Date: ______

Note:                   Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

WASTE SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

[            ], 2010

(the “Meeting”)

This proxy should be read in conjunction with the Proxy Statement pertaining thereto.

The undersigned, being a holder of shares of common stock of WASTE SERVICES, INC., hereby appoints Ivan R. Cairns, or failing him, George Boothe, or instead of either of them the person, if any, named below as proxyholder with power of substitution, to attend and vote for the undersigned at the Meeting to be held on [            ], 2010, and at any adjournment(s) or postponement(s):

THE STOCKHOLDER MAY APPOINT A PROXYHOLDER OTHER THAN ANY PERSON DESIGNATED ABOVE (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON THE STOCKHOLDER’S BEHALF AT THE MEETING. IF YOU WISH SOME PERSON TO ACT FOR YOU OTHER THAN THE PERSON(S) NAMED IN THE ABOVE FORM, FILL IN THE NAME OF SUCH PERSON HERE

or as an alternate

(Continued and to be signed on the reverse side)

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